UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2005

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue, 7th Floor New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 869-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Australian Joint Venture Transaction

On July 19, 2005, New Plan Excel Realty Trust, Inc. (the “Company”) and certain of its subsidiaries entered into a Contribution and Sale Agreement (the “Contribution Agreement”) with Galileo America LLC (the “US Partnership”) and Galileo America, Inc. pursuant to which the Company has agreed to sell or contribute an aggregate of 69 community and neighborhood shopping centers (the “Properties”) to the US Partnership.  The US Partnership will acquire the properties for approximately $968 million of total consideration, comprised of approximately $928 million in cash and approximately $40 million of equity in the US Partnership.  The Company will have the right to receive up to an additional $12 million in cash based upon the performance of the Properties during the 18-month period following the closing of the transaction.

A series of related transactions are expected to occur simultaneously with the closing under the Contribution Agreement.  These transactions include (i) the redemption by the US Partnership of an existing interest in the US Partnership held by an affiliate of CBL & Associates Properties, Inc. (“CBL”) for two properties currently owned by the US Partnership, (ii) the purchase by the Company of an asset management fee stream from the US Partnership for $18.5 million, (iii) the acquisition by the Company of the property management rights of an affiliate of CBL with respect to the US Partnership for $22.0 million (plus an agreement to purchase certain additional property management rights in 2008 for $7.0 million).  Upon the closing under the Contribution Agreement and the completion of the related transactions, the Company will own an approximate 5.0% interest in the US Partnership.  (The foregoing transactions are collectively referred to herein as the “Joint Venture Transaction”.)

The closing under the Contribution Agreement is subject to certain closing conditions, including (i) the continued accuracy in all material respects of various representations and warranties made by the Company with respect to the Properties, (ii) the obtaining of various third party consents, (iii) the closings of the various related transactions described above, and (iv) the closing of certain financing transactions by affiliates of the US Partnership, including the closing of an underwritten equity offering by Galileo Shopping America Trust, an Australian listed property trust, and certain other financing transactions for which the US Partnership has obtained financing commitments.  There can be no assurance that the Joint Venture Transaction will be consummated.

A copy of the Contribution Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2005.

Amendments to Revolving Line of Credit, Secured Term Loan and Unsecured Term Loan

On July 19, 2005, the Company entered into amendments to (i) the First Amended and Restated Revolving Credit Agreement, dated as of June 29, 2004, by and between the Company and Bank of America, N.A., as administrative agent, and the other banks named therein (the “Revolving Credit Agreement”), (ii) the First Amended and Restated Secured Term Loan Agreement, dated as of June 29, 2004, by and between the Company and Bank of America,

N.A., as administrative agent, and the other banks named therein (the “Secured Term Loan Agreement”), and (iii) the Term Loan Agreement, dated as of April 5, 2005, as amended by Amendment No. 1 thereto, dated as of July 13, 2005, by and between the Company and Citicorp North America, Inc., as administrative agent, and the other banks named therein (the “Unsecured Term Loan Agreement” and together with the Revolving Credit Agreement and the Secured Term Loan Agreement, the “Credit Agreements”).  These amendments were entered into in contemplation of the Joint Venture Transaction.  The amendments to each of the Credit Agreements were substantially identical.

As part of the amendments:

•                  The covenants in the Credit Agreements relating to asset sales by the Company were amended to permit the Company to sell or otherwise transfer assets so long as the transfers do not exceed (i) with respect to 2005, 30% of the total book value of all property of the Company determined as of December 31, 2004, and (ii) with respect to each year thereafter, 25% of the total book value of all property of the Company determined as of last day of the preceding year (the “Asset Sale Covenants”);

•                  The covenants in the Credit Agreements relating to permitted dividends by the Company were amended to specifically provide that the special dividend expected to be distributed to stockholders of the Corporation following the Joint Venture Transaction is permitted under the terms of the Credit Agreements (the “Dividend Covenants”);

•                  The covenants in the Credit Agreements relating to the Company’s minimum tangible net worth were amended to provide that the Company’s minimum net worth requirement will be reduced from $1.278 billion to $1.225 billion (plus 80% of the net proceeds received by the Company from future issuances of capital stock) (the “Minimum Net Worth Covenants”);

•                  The covenants in the Credit Agreements that set forth the maximum ratio of the Company’s total unsecured debt to unencumbered asset value were amended to increase the ratio from 55% to 57.5% (the “Unsecured Debt to Unencumbered Asset Value Covenants”); and

•                  The capitalization rates used to calculate the value of the Company’s assets for purposes of certain ratio tests (i.e., in calculating the Company’s operating property value and unencumbered asset value) were decreased from 9.0% to 8.5% (the “Capitalization Rates”).

The changes to the Asset Sale Covenants, the Dividend Covenants and the Minimum Net Worth Covenants will be effective only upon the closing of the Joint Venture Transaction.  The changes to the Unsecured Debt to Unencumbered Asset Value Covenants and the Capitalization Rates are effective immediately.

The amendments to the Credit Agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2005.

Item 7.01.                                          Regulation FD Disclosure.

A copy of the press release announcing the Joint Venture Transaction is furnished as Exhibit 99.1 hereto.  A copy of the slideshow presentation that will be included as part of the Company’s conference call discussing the Joint Venture Transaction is furnished as Exhibit 99.2 hereto.

The information included in this Item 7.01 and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: July 19, 2005	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel
and Secretary